UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2022, Midwest Holding Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with AMS Advisors LLC and the person listed therein, A. Michael Salem (collectively, the “AMS Group”), pursuant to which the Company agreed to nominate Kevin Sheehan (the “Independent Nominee”) to its Board of Directors (the “Board”) as part of the Company’s slate of nominees (collectively, the “2022 Slate”) for election to the Board at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) for a three year term.

Under the terms of the Agreement, the AMS Group and its Managing Member, A. Michael Salem, agreed that they will not enter into any agreement with, or compensate, the Independent Nominee with respect to his role or service as a director of the Company. In addition, the AMS Group confirmed that Mr. Sheehan is not associated with the AMS Group.

In addition, under the terms of the Agreement, in the event the Independent Nominee for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Agreement, including as a result of such director not being nominated by the Company to stand for election at an annual meeting of stockholders subsequent to the 2022 Annual Meeting, following which the AMS Group’s replacement rights shall terminate), then a new independent nominee that is mutually acceptable to the Board and the AMS Group shall be added to the Board or as a nominee on the 2022 Slate, as applicable.

The Agreement also includes other customary voting, standstill and non-disparagement provisions, such as among other things:

•	standstill restrictions relating to, director nominations, shareholder proposals, proxy contests, other activist campaigns, unsolicited takeover bids and related matters.

•	AMS Group will vote all of its shares of the Company’s voting common stock at the 2022 Annual Meeting in accordance with the Board’s recommendations, subject to certain exceptions.

•	Each party agrees not to make disparaging statements about the other party.

•	Each party agrees not to initiate any lawsuit against the other party, subject to certain exceptions.

•	The Company will reimburse the AMS Group for its reasonable, documented out-of-pocket fees and expenses incurred in connection with negotiation and entry into the Agreement and the 2022 Annual Meeting, in an amount up to $50,000.

The Agreement, including the standstill restrictions on the AMS Group, will terminate upon the earlier of (a) the date of the conclusion of the Company’s 2023 annual meeting of stockholders and (b) December 31, 2023.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

In connection with the entry into the Agreement, the Company and the AMS Group will also enter into a Confidentiality Agreement, the form of which is included as Exhibit B to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01 Other Events

On April 12, 2022, the Company issued a press release announcing the entry into the Cooperation Agreement. A copy of the Company’s April 12, 2022 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Cooperation Agreement between Midwest Holding Inc. and AMS Advisors LLC dated April 8, 2022.
99.1	Press Release dated April 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 12, 2022.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name: Georgette C. Nicholas
Title: Chief Executive Officer

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